Exhibit 5.3

Consent of Robert F. Brown

The undersigned hereby consents to the use of its name and reference to the written disclosure of the technical report titled “NI 43-101 Technical Report on the Guanajuato Mine Complex Claims and Mineral Resource Estimations for the Guanajuato Mine, San Ignacio Mine, and El Horcon Project, as of July 31, 2014” dated August 16, 2014 with an effective date of July 31, 2014, and the report entitled “NI 43-101 Report on the Topia Mine Mineral Resource Estimation, as of November 30th, 2013” dated May 9, 2014 with an effective date of November 30, 2013 (collectively the “Technical Reports”) and any extracts from or a summary of the Technical Reports in the preliminary base shelf prospectus of Great Panther Silver Limited dated October 1, 2014 (including the documents incorporated by reference therein) (the “Prospectus”) and the Registration Statement of Great Panther Silver Limited on Form F-10, dated October 1, 2014 (the “Registration Statement”).

Date: October 1, 2014

By:

/s/ Robert F. Brown
_______________________________
Robert F. Brown, P. Eng.